EXHIBIT 1.02

CONFLICT MINERALS REPORT

This unaudited Conflict Minerals Report (this “Report”) of ON Semiconductor Corporation (the “Company”) is attached as Exhibit 1.02 to the Form SD for the year ending December 31, 2013. This Report is also publicly available on the Company’s website at the following link: http://www.onsemi.com/social-responsibility.

The Company is a broad based supplier of semiconductor components that serve a variety of end markets, including automotive, consumer, computing, industrial, wireless, networking, military-aerospace and medical. Our extensive portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in advanced electronic systems and products. As a purchaser of products containing the metals tin, tantalum, tungsten or gold from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such metals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s Corporate Social Responsibility Report is available at http://www.onsemi.com/social-responsibility.

Pursuant to Rule 13p-1 and Section 13(p) of the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Regulations”), the Company was required to make certain inquires and perform certain due diligence with respect to any “conflict minerals” (as defined by paragraph (d)(3) of Item 1.01 of Form SD) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. For purposes of this report, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the federal securities rules, the Company has considered its sole product to be semiconductor components.

As a result of its initial inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these metals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

After conducting a country of origin and a supply chain due diligence inquiry, the Company has been unable to determine that certain of its conflict minerals did not originate in the Covered Countries or come from recycled or scrap sources, or that such conflict minerals did not directly or indirectly finance or benefit armed groups in the Covered Countries.

Conflict minerals are obtained from sources worldwide and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to ensuring conflict free sourcing of metals from our supply chain through collaboration with our suppliers. Specifically, as a member of the Electronic Industry Citizenship Coalition (“EICC”) and a participant in the EICC working group regarding conflict minerals, we support and utilize the EICC and Global e-Sustainability Initiative (“GeSI”) process, which requires that members engage in reasonable due diligence with their supply chain to assure such metals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

As discussed above, based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, or directly or indirectly finance or benefit armed groups in a Covered Country and the Company commenced diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain diligence, the Company used the framework advocated by the Organization for Economic Co-operation and Development (“OECD”) and, among other actions, implemented the following guidance of the OECD:

•	Established a strong management system

•	The Company reviewed and updated existing policies to reflect the procedures by which the Company and its suppliers should conduct conflict minerals related diligence.

•	The Company established an internal management team to support supply chain due diligence. Such internal management team included appropriate employees within the Company’s quality, supply chain, finance, operations and legal departments. Regular reports generated as a result of this internal management team’s efforts were provided to the Audit Committee of the Company.

•	The Company utilized the form conflicts minerals reporting template, standardized by the EICC, to collect sourcing information from its suppliers to identify whether (i) conflict minerals sourced by such suppliers originated in Covered Countries and (ii) whether or not smelters used by such suppliers (or such suppliers’ suppliers) have been validated as compliant in accordance with the Conflict Free Smelter Program. Appendix A sets forth a list of smelters, provided by our suppliers, from which the Company obtains product, including mineral type, standard smelter names, and whether the smelter is on the Conflict-Free Sourcing Initiative Compliant Smelter List. In addition, a summary of conflict minerals and countries of origin information, collected as a result of our RCOI efforts, is attached hereto as Appendix B.

•	The Conflict Free Sourcing Initiative, an initiative of the EICC and GeSI (“CFSI”), has developed an audit protocol for verification of entities as compliant with the Conflict Free Smelter Program (“CFSP”) in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conflict Free Smelter List is composed of entities that are compliant with the CFSP and that have been subject to an independent third party audit to assess whether the entity employed policies, practices, and procedures to source conflict free minerals. We are a member of CFSI and have access to CFSI country of origin information for entities on the Conflict Free Smelter List. CFSI has chosen to address confidential business information concerns by aggregating the countries of origin for conflict minerals sourced by such entities on the Conflict Free Smelter List.

•	The Company conducted a multiphase internal audit to assess and confirm that the due diligence approach followed by the Company was in accordance with OECD framework.

•	Identified supply chain risk

•	As of December 31, 2013, the Company received declaration from approximately 90% of its suppliers of conflict minerals using the EICC/GeSI conflict minerals reporting template. As of the date of this filing, the Company has received declaration from 100% of its suppliers of conflict minerals using the EICC/GeSI conflict minerals reporting template.

•	The Company employed a third party web based software platform to collect, manage and aggregate the templates received from its suppliers and to report the results to its customers.

•	Implemented strategy to address that risk

•	The Company has developed a date and version controlled document and conflict minerals audit checklist for use in auditing its major suppliers of conflict minerals and has incorporated this checklist into its ongoing supplier audit process.

•	Independent auditing of smelters

•	In collaboration with several fellow EICC member companies, the Company participated in audits and pre-audits of certain smelters for conflict minerals in Indonesia, Brazil and Japan.

•	Inherent limitations on due diligence measures

•	The Company is an indirect purchaser of conflict minerals and our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. Our due diligence processes seek data from our direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud.

Products

As indicated above, the Company has been unable to determine the origins of certain of the conflict minerals contained in its products. Because the Company cannot determine the origins of the minerals, the Company is not able to state that products containing such minerals do not contain conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.

Mitigation of Risk Related to Benefiting Armed Groups

The Company continues to improve its processes and procedures to mitigate the risk that its necessary conflict minerals benefit armed groups. In particular, the Company has taken the following steps to improve its due diligence processes:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

APPENDIX A

CONFLICT MINERALS SOURCING INFORMATION

Metal	Standard Smelter Name	Comments

Gold	Aida Chemical Industries Co. Ltd.	CFSI Standard Smelter Name

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	CFSP Compliant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CFSI Standard Smelter Name

Gold	AngloGold Ashanti Mineração Ltda	CFSP Compliant

Gold	Argor-Heraeus SA	CFSP Compliant

Gold	Asahi Pretec Corp	CFSP Compliant

Gold	Asaka Riken Co Ltd	CFSI Standard Smelter Name

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSI Standard Smelter Name

Gold	Aurubis AG	CFSI Standard Smelter Name

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSI Standard Smelter Name

Gold	Boliden AB	CFSI Standard Smelter Name

Gold	Caridad	CFSI Standard Smelter Name

Gold	Cendres & Métaux SA	CFSI Standard Smelter Name

Gold	Chimet SpA	CFSP Compliant

Gold	Chugai Mining	CFSI Standard Smelter Name

Gold	Codelco	Unknown

Gold	Daejin Indus Co. Ltd	CFSI Standard Smelter Name

Gold	DaeryongENC	CFSI Standard Smelter Name

Gold	Do Sung Corporation	CFSI Standard Smelter Name

Gold	Dowa	CFSP Compliant

Gold	FSE Novosibirsk Refinery	CFSI Standard Smelter Name

Gold	Heimerle + Meule GmbH	CFSI Standard Smelter Name

Gold	Heraeus Ltd Hong Kong	CFSP Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Compliant

Gold	Hwasung CJ Co. Ltd	CFSI Standard Smelter Name

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CFSI Standard Smelter Name

Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Compliant

Gold	Istanbul Gold Refinery	CFSP Compliant

Gold	Japan Mint	CFSI Standard Smelter Name

Gold	Jiangxi Copper Company Limited	CFSI Standard Smelter Name

Gold	Johnson Matthey Inc	CFSP Compliant

Gold	Johnson Matthey Limited	CFSP Compliant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSI Standard Smelter Name

Gold	JSC UralElectromed	CFSI Standard Smelter Name

Gold	JX Nippon Mining & Metals Co., Ltd	CFSP Compliant

Gold	Kazzinc Ltd	CFSI Standard Smelter Name

Gold	Kojima Chemicals Co. Ltd	CFSP Compliant

Gold	Korea Metal	CFSI Standard Smelter Name

Gold	Kyrgyzaltyn JSC	CFSI Standard Smelter Name

Gold	L’azurde Company For Jewelry	CFSI Standard Smelter Name

Gold	LS-Nikko Copper Inc	CFSP Compliant

Gold	Materion	CFSP Compliant

Gold	Matsuda Sangyo Co. Ltd	CFSP Compliant

Gold	Metalor Technologies (Hong Kong) Ltd	CFSP Compliant

Gold	Metalor Technologies SA	CFSP Compliant

Gold	Metalor USA Refining Corporation	CFSP Compliant

Gold	Met-Mex Peñoles, S.A.	CFSI Standard Smelter Name

Gold	Mitsubishi Materials Corporation	CFSP Compliant

Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Compliant

Gold	Moscow Special Alloys Processing Plant	CFSI Standard Smelter Name

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSI Standard Smelter Name

Gold	Navoi Mining and Metallurgical Combinat	CFSI Standard Smelter Name

Gold	Nihon Material Co. LTD	CFSP Compliant

Gold	Ohio Precious Metals	CFSP Compliant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSI Standard Smelter Name

Gold	OJSC Kolyma Refinery	CFSI Standard Smelter Name

Gold	PAMP SA	CFSP Compliant

Gold	Pan Pacific Copper Co. LTD	CFSI Standard Smelter Name

Gold	Prioksky Plant of Non-Ferrous Metals	CFSI Standard Smelter Name

Gold	PT Aneka Tambang (Persero) Tbk	CFSI Standard Smelter Name

Gold	PX Précinox SA	CFSI Standard Smelter Name

Gold	Rand Refinery (Pty) Ltd	CFSP Compliant

Gold	Royal Canadian Mint	CFSP Compliant

Gold	Sabin Metal Corp.	CFSI Standard Smelter Name

Gold	SAMWON METALS Corp.	CFSI Standard Smelter Name

Gold	Schone Edelmetaal	CFSI Standard Smelter Name

Gold	SEMPSA Joyeria Plateria SA	CFSP Compliant

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSI Standard Smelter Name

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSI Standard Smelter Name

Gold	Solar Applied Materials Technology Corp.	CFSP Compliant

Gold	Sumitomo Metal Mining Co. Ltd.	CFSP Compliant

Gold	Suzhou Xingrui Noble	CFSI Standard Smelter Name

Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Compliant

Gold	The Great Wall Gold and Silver Refinery of China	CFSI Standard Smelter Name

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CFSI Standard Smelter Name

Gold	Tokuriki Honten Co. Ltd	CFSP Compliant

Gold	Torecom	CFSI Standard Smelter Name

Gold	Umicore Brasil Ltda	CFSI Standard Smelter Name

Gold	Umicore SA Business Unit Precious Metals Refining	CFSP Compliant

Gold	United Precious Metal Refining Inc.	CFSP Compliant

Gold	Valcambi SA	CFSP Compliant

Gold	Western Australian Mint trading as The Perth Mint	CFSP Compliant

Gold	Xstrata Canada Corporation	CFSI Standard Smelter Name

Gold	Yokohama Metal Co Ltd	CFSI Standard Smelter Name

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSI Standard Smelter Name

Gold	Zijin Mining Group Co. Ltd	CFSI Standard Smelter Name

Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	Unknown

Gold	China cold international resources corp.ltd	Unknown

Gold	Dongguan Standard Electronic Material.Co.,Ltd	Unknown

Gold	ECO-SYSTEM RECYCLING CO., LTD.	CFSP Compliant

Gold	FAGGI ENRICO SPA	Unknown

Gold	Guangdong Jinding Gold Ltd.	CFSI Standard Smelter Name

Gold	Hunan Chenzhou Mining Industry Group	CFSI Standard Smelter Name

Gold	Kennecott Utah Copper	CFSP Compliant

Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	Unknown

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CFSI Standard Smelter Name

Gold	Metalor Technologies Singapore Pte Ltd	CFSP Compliant

Gold	Metalor Technology (Suzhou)	Unknown

Gold	MK electron	Unknown

Gold	N.E.Chemcat Corporation	Unknown

Gold	Ningbo Kangqiang	Unknown

Gold	Realized the enterprise Co.,Ltd.	Unknown

Gold	Scotia Mocatta	Unknown

Gold	Shandong Tiancheng Biological Gold Industrial Co.,Ltd.	Unknown

Gold	Shanghai Gold exchange	Unknown

Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	Unknown

Gold	So Accurate Refing Group	CFSI Standard Smelter Name

Gold	Tai zhou chang san Jiao electron Co.,Ltd	Unknown

Gold	Technic Inc	Unknown

Gold	The Hutti Gold Company	Unknown

Gold	TongLing Nonferrous Metals Group Holdings Co.,Ltd	CFSI Standard Smelter Name

Gold	Williams/ Williams Brewster	Unknown

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CFSI Standard Smelter Name

Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	Unknown

Gold	Zhongshan Public Security Bureau, Guangdong Province, China	Unknown

Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Compliant

Tantalum	Duoluoshan	CFSP Compliant

Tantalum	Exotech Inc.	CFSP Compliant

Tantalum	F&X	CFSP Compliant

Tantalum	Gannon & Scott	CFSI Standard Smelter Name

Tantalum	Global Advanced Metals	CFSP Compliant

Tantalum	H.C. Starck GmbH	CFSP Compliant

Tantalum	Hi-Temp	CFSP Compliant

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CFSI Standard Smelter Name

Tantalum	JiuJiang Tambre Co. Ltd.	CFSP Compliant

Tantalum	Kemet Blue Powder	CFSP Compliant

Tantalum	King-Tan Tantalum Industry Ltd	CFSI Standard Smelter Name

Tantalum	Mitsui Mining & Smelting	CFSP Compliant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Compliant

Tantalum	Plansee	CFSP Compliant

Tantalum	RFH	CFSP Compliant

Tantalum	Solikamsk Metal Works	CFSP Compliant

Tantalum	Taki Chemicals	CFSP Compliant

Tantalum	Tantalite Resources	CFSP Compliant

Tantalum	Telex	CFSP Compliant

Tantalum	Ulba	CFSP Compliant

Tantalum	Zhuzhou Cement Carbide	CFSP Compliant

Tantalum	Metallurgical Products India Pvt Ltd.	CFSP Compliant

Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CFSI Standard Smelter Name

Tin	Alpha	CFSI Standard Smelter Name

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CFSI Standard Smelter Name

Tin	Cooper Santa	CFSI Standard Smelter Name

Tin	CV Duta Putra Bangka	CFSI Standard Smelter Name

Tin	CV JusTindo	CFSI Standard Smelter Name

Tin	CV Makmur Jaya	CFSI Standard Smelter Name

Tin	CV Nurjanah	CFSI Standard Smelter Name

Tin	CV Prima Timah Utama	CFSI Standard Smelter Name

Tin	CV Serumpun Sebalai	CFSI Standard Smelter Name

Tin	CV United Smelting	CFSI Standard Smelter Name

Tin	EM Vinto	CFSI Standard Smelter Name

Tin	Fenix Metals	CFSI Standard Smelter Name

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CFSP Compliant

Tin	Gejiu Zi-Li	CFSI Standard Smelter Name

Tin	Gold Bell Group	CFSI Standard Smelter Name

Tin	Huichang Jinshunda Tin Co. Ltd	CFSI Standard Smelter Name

Tin	Jiangxi Nanshan	CFSI Standard Smelter Name

Tin	Kai Unita Trade Limited Liability Company	CFSI Standard Smelter Name

Tin	Linwu Xianggui Smelter Co	CFSI Standard Smelter Name

Tin	Liuzhou China Tin	CFSI Standard Smelter Name

Tin	Malaysia Smelting Corp	CFSP Compliant

Tin	Metallo Chimique	CFSI Standard Smelter Name

Tin	Mineração Taboca S.A.	CFSP Compliant

Tin	Minmetals Ganzhou Tin Co. Ltd.	CFSI Standard Smelter Name

Tin	Minsur	CFSP Compliant

Tin	Mitsubishi Materials Corporation	CFSP Compliant

Tin	Novosibirsk Integrated Tin Works	CFSI Standard Smelter Name

Tin	OMSA	CFSP Compliant

Tin	PT Alam Lestari Kencana	CFSI Standard Smelter Name

Tin	PT Artha Cipta Langgeng	CFSI Standard Smelter Name

Tin	PT Babel Inti Perkasa	CFSI Standard Smelter Name

Tin	PT Babel Surya Alam Lestari	CFSI Standard Smelter Name

Tin	PT Bangka Kudai Tin	CFSI Standard Smelter Name

Tin	PT Bangka Putra Karya	CFSI Standard Smelter Name

Tin	PT Bangka Timah Utama Sejahtera	CFSI Standard Smelter Name

Tin	PT Bangka Tin Industry	CFSI Standard Smelter Name

Tin	PT Belitung Industri Sejahtera	CFSI Standard Smelter Name

Tin	PT BilliTin Makmur Lestari	CFSI Standard Smelter Name

Tin	PT Bukit Timah	CFSP Compliant

Tin	PT DS Jaya Abadi	CFSI Standard Smelter Name

Tin	PT Eunindo Usaha Mandiri	CFSI Standard Smelter Name

Tin	PT Fang Di MulTindo	CFSI Standard Smelter Name

Tin	PT HP Metals Indonesia	CFSI Standard Smelter Name

Tin	PT Karimun Mining	CFSI Standard Smelter Name

Tin	PT Koba Tin	CFSI Standard Smelter Name

Tin	PT Mitra Stania Prima	CFSI Standard Smelter Name

Tin	PT Refined Banka Tin	CFSI Standard Smelter Name

Tin	PT Sariwiguna Binasentosa	CFSI Standard Smelter Name

Tin	PT Stanindo Inti Perkasa	CFSI Standard Smelter Name

Tin	PT Sumber Jaya Indah	CFSI Standard Smelter Name

Tin	PT Tambang Timah	CFSP Compliant

Tin	PT Timah	CFSP Compliant

Tin	PT Timah Nusantara	CFSI Standard Smelter Name

Tin	PT Tinindo Inter Nusa	CFSI Standard Smelter Name

Tin	PT Yinchendo Mining Industry	CFSI Standard Smelter Name

Tin	Thaisarco	CFSP Compliant

Tin	White Solder Metalurgia	CFSP Compliant

Tin	Yunnan Chengfeng	CFSI Standard Smelter Name

Tin	Yunnan Tin Company Limited	CFSP Compliant

Tin	5N Plus	Unknown

Tin	American Iron and Metal	Unknown

Tin	An Xin Xuan Xin Yue You Se Jin Shu Co.Ltd	Unknown

Tin	ATI Metalworking Products	Unknown

Tin	Best Metals	Unknown

Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Unknown

Tin	Feinhütte Halsbrücke GmbH	Unknown

Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD	Unknown

Tin	Gejiu Jin Ye Mineral Co., Ltd.	Unknown

Tin	Gejiu YunXin Colored Electrolysis Ltd	Unknown

Tin	GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	Unknown

Tin	HANDOK METAL CO.,LTD	Unknown

Tin	Heraeus Materials Technology GmbH&Co.KG	Unknown

Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	Unknown

Tin	Jia Tian	Unknown

Tin	Jiangxi Tungsten Industry Co Ltd	Unknown

Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Unknown

Tin	MCP Metal Specialist Inc.	Unknown

Tin	Nathan Trotter	Unknown

Tin	NGHE TIN NON-FERROUS METAL	Unknown

Tin	O.M. Manufacturing Phillipenes	CFSI Standard Smelter Name

Tin	Ohio Precious Metals LLC.	Unknown

Tin	Poongsan Corporation	Unknown

Tin	Rui Da Hung	CFSI Standard Smelter Name

Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	Unknown

Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co.,Ltd.	Unknown

Tin	Soft Metais LTDA	CFSI Standard Smelter Name

Tin	SOLDER COAT CO.,LTD.	Unknown

Tin	Taicang City Nancang Metal Meterial Co.,Ltd.	Unknown

Tin	Traxys	Unknown

Tin	Westfalenzinn	Unknown

Tin	Wilhelm Westmetall	Unknown

Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	Unknown

Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei	Unknown

Tin	Yifeng Tin Industry(Chenzhou)Co.,Ltd.	Unknown

Tin	Yokohama Metal Co Ltd	Unknown

Tin	Zhongjin Gold Corporation Limited	Unknown

Tin	Zhuhai Horyison Solder Co.,Ltd	Unknown

Tin	Metallic Resources Inc	Unknown

Tin	So Accurate Refing Group	Unknown

Tungsten	ALMT	CFSI Standard Smelter Name

Tungsten	ATI Tungsten Materials	CFSI Standard Smelter Name

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CFSI Standard Smelter Name

Tungsten	China Minmetals Nonferrous Metals Co Ltd	CFSI Standard Smelter Name

Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CFSI Standard Smelter Name

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CFSI Standard Smelter Name

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CFSI Standard Smelter Name

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSI Standard Smelter Name

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CFSI Standard Smelter Name

Tungsten	Global Tungsten & Powders Corp	CFSI Standard Smelter Name

Tungsten	HC Starck GmbH	CFSI Standard Smelter Name

Tungsten	Hunan Chenzhou Mining Group Co	CFSI Standard Smelter Name

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CFSI Standard Smelter Name

Tungsten	Japan New Metals Co Ltd	CFSI Standard Smelter Name

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CFSI Standard Smelter Name

Tungsten	Kennametal Inc.	CFSI Standard Smelter Name

Tungsten	Tejing (Vietnam) Tungsten Co Ltd	CFSI Standard Smelter Name

Tungsten	Wolfram Bergbau und Hütten AG	CFSI Standard Smelter Name

Tungsten	Wolfram Company CJSC	CFSI Standard Smelter Name

Tungsten	Xiamen Tungsten Co Ltd	CFSI Standard Smelter Name

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CFSI Standard Smelter Name

Tungsten	Air Products and Chemicals, Inc.	Unknown

Tungsten	Ganzhou Grand Sea W& Mo Group Co., Ltd. (Ganzhou Sea Dragon)	Unknown

Tungsten	Ganzhou sinda W&Mo Co.,Ltd (Ganzhou Sea Dragon)	Unknown

Tungsten	Hitachi Metals, Ltd.,	Unknown

Tungsten	KYORITSU GOKIN CO.,LTD.	Unknown

Tungsten	Materion	Unknown

Tungsten	Nanchang Cemented Carbide Limited Liability Company	Unknown

Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	Unknown

Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	Unknown

Tungsten	North American Tungsten Corporation Ltd.	Unknown

Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	Unknown

Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd	Unknown

Tungsten	Xiamen Tungsten(H.C) Co.,Ltd.	CFSI Standard Smelter Name

APPENDIX B

Below is a summary of the minerals and country of origin information, collected as a result of the Company’s RCOI and due diligence:

Conflict Mineral	Countries of origin and other sources may include the following:

Gold	Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Republic of, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam

Tin	Belgium, Bolivia, Brazil, Canada, China, Czech Republic, France, Germany, Indonesia, Japan, Korea, Republic of, Malaysia, Peru, Poland, Russian Federation, Rwanda, Taiwan, Thailand, United Kingdom, United States, Vietnam

Tantalum	Austria, China, Germany, India, Japan, Kazakhstan, Russian Federation, South Africa, United States

Tungsten	Austria, Canada, China, Germany, Japan, Russian Federation, United States, Vietnam